UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 7, 2009, YRC Worldwide Inc. (the “Company”) disclosed the following preliminary information regarding its results of operations and financial condition for the first quarter 2009:

•

Volume (tonnage per day) and yield (revenue per hundredweight) trends for the YRC National Transportation and YRC Regional Transportation segments for the first quarter 2009 compared to the first quarter 2008, as set forth in slides 7 through 9 of the slide show attached hereto as Exhibit 99.1;

•	The estimated impact to operating income of certain charges recognized in the first quarter 2009, as set forth in slide 10 of the slide show attached hereto as Exhibit 99.1; and

•

The estimated amount recognized in the first quarter 2009 from excess property sales and sales and financing leaseback transactions, as set forth in slide 11 of the slide show attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

On April 7 and 8, 2009, the Company will host a sell-side analyst meeting at its world headquarters in Overland Park, Kansas. A live webcast and audio playback of the sell-side analyst meeting will be available through the Company’s website, www.yrcw.com. A copy of the slide show is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	YRC Worldwide Inc. Sell-Side Analyst Meeting slide show

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 7, 2009	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Vice President – Investor Relations

EXHIBIT INDEX

Exhibit Number	Description
99.1	YRC Worldwide Inc. Sell-Side Analyst Meeting slide show

4